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              CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Shareholder Services-Statements and Reports" and "General Information-Independent Auditors" and to the use of our report dated October 10, 1996, in this Pre-Effective Amendment to the Registration Statement (Form N-1A Nos. 333-08193) of Alliance/Regent Sector Opportunity Fund, Inc.


                             /s/ Ernst & Young LLP



New York, New York
October 10, 1996

00250232/AH5